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[LOGO] ING FUNDS

                                                              Exhibit (d)(1)(ii)

December 4, 2007

ING Investments, LLC
7337 E. Doubletree Ranch Road
Scottsdale, AZ 85258

Dear Ms. Homer:

     Pursuant to the Second Amended and Restated Investment Management Agreement dated February 1, 2005, as amended, between ING Equity Trust and ING Investments, LLC (the "Agreement") we hereby notify you of our intention to retain you as Manager to render investment advisory services to ING Equity Dividend Fund ("Equity Dividend Fund"), a newly established series of ING Equity Trust, effective December 4, 2007, upon all of the terms and conditions set forth in the Agreement. Upon your acceptance, the Agreement will be modified to give effect to the foregoing by adding Equity Dividend Fund to the Amended Schedule A of the Agreement. The Amended Schedule A, with the annual investment management fee indicated for Equity Dividend Fund, is attached to the letter.

     In addition, we hereby notify you of our intention to modify the annual investment management fee for ING MidCap Opportunities Fund and ING SmallCap Opportunities Fund (the "Funds"), effective January 1, 2008, upon all of the terms and conditions set forth in the Agreement. Upon your acceptance, the Agreement will be modified to give effect to the foregoing by amending the Amended Schedule A of the Agreement. The Amended Schedule A, with the annual investment management fees indicated for the Funds, is attached to the letter.

     Please signify your acceptance to act as Manager for Equity Dividend Fund and to the modification of the investment management fees for the Funds under the Agreement by signing below where indicated.

                                        Very sincerely,


                                        By: /s/ Robert Terris.
                                            ------------------------------------
                                        Name: Robert Terris
                                        Title: Senior Vice President
                                               ING Equity Trust

ACCEPTED AND AGREED TO:
ING Investments, LLC


By:    /s/ Lydia L. Homer
       -----------------------------
Title: SVP

7337 E. Doubletree Ranch Rd.          Tel: 480-477-3000         ING Equity Trust
Scottsdale, AZ 85258-2034             Fax: 480-477-2700
                                      www.ingfunds.com

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                               AMENDED SCHEDULE A

                               with respect to the

                           SECOND AMENDED AND RESTATED
                         INVESTMENT MANAGEMENT AGREEMENT

                                     between

                                ING EQUITY TRUST

                                       and

                              ING INVESTMENTS, LLC

             Series                       Annual Investment Management Fee
--------------------------------   ---------------------------------------------
                                   (as a percentage of average daily net assets)

ING Equity Dividend Fund                        0.65% on all assets

ING Fundamental Research Fund          0.70% on first $500 million of assets
                                        0.65% on next $500 million of assets
                                                  0.60% thereafter

ING LargeCap Value Fund                 0.90% on first $50 million of assets
                                        0.85% on next $450 million of assets
                                                  0.80% thereafter

ING MidCap Opportunities Fund                          0.75%

ING Opportunistic LargeCap Fund        0.70% on first $500 million of assets
                                        0.65% on next $500 million of assets
                                                  0.60% thereafter

ING Real Estate Fund                                   0.70%

ING SmallCap Opportunities Fund      0.90% on the first $250 million of assets
                                      0.80% on the next $250 million of assets
                                          0.75% in excess of $500 million

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             Series                       Annual Investment Management Fee
--------------------------------   ---------------------------------------------
                                   (as a percentage of average daily net assets)

ING SmallCap Value Choice Fund     With respect to assets for which investment
                                     sub-advisory services are provided by an
                                   investment adviser other than ING Investment
                                               Management Co. - 1.00%

                                   With respect to assets for which investment
                                     sub-advisory services are provided by ING
                                         Investment Management Co - 0.75%

ING Value Choice Fund                                  0.90%

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